Amendment No. 1 to
2020 Equity Incentive Plan

The 2020 Equity Incentive Plan of Cimpress plc is amended as follows, and capitalized terms used and not defined herein have the respective meanings ascribed to such terms in the 2020 Equity Incentive Plan:

Section 4(a)(1) is deleted in its entirety and replaced with the following:

"Authorized Number of Ordinary Shares. Subject to adjustment under Section 9, the Company may make Awards under the Plan for up to a total of 5,500,000 ordinary shares, €0.01 nominal value per share, of the Company (the “Ordinary Shares”) plus the number of Ordinary Shares subject to awards granted under the 2016 Performance Equity Plan that expire or are terminated, surrendered, canceled, or forfeited as more specifically set forth in Section 4(a)(2)(B) below. The Company may grant Incentive Stock Options (as defined in Section 5(b)) under the Plan covering a maximum of 5,500,000 Ordinary Shares in the aggregate. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares."

Amendment adopted by the Board on September 21, 2022 and by the Company’s shareholders on November 16, 2022

CIMPRESS PLC
2020 EQUITY INCENTIVE PLAN
1.Purpose
The purpose of this 2020 Equity Incentive Plan (the “Plan”) of Cimpress plc, a public limited company incorporated under the laws of Ireland (the “Company”), is to advance the interests of the Company’s shareholders by enhancing the Company’s ability to attract, retain and motivate individuals who are expected to make important contributions to the Company and by providing such individuals with equity ownership opportunities and performance-based incentives that are intended to better align the interests of the individuals with those of the Company’s shareholders. Except where the context otherwise requires, the term “Company” includes any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the United States Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the board of directors of the Company (the “Board”).
2.Eligibility
All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as the terms “consultants” and “advisors” are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” “Award” means Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Shares (as defined in Section 7), RSUs (as defined in Section 7), and Other Share-Based Awards (as defined in Section 8).
3.Administration and Delegation
(a)Administration by Board. The Board administers the Plan and has the authority to grant Awards, including but not limited to determining which individuals will be granted Awards, the timing of granting Awards, the type(s) of Awards to be granted, and the terms and conditions of each Award; to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it deems advisable; and to exercise such powers and perform such acts as the Board deems necessary, desirable, convenient or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it deems expedient, and it is the sole and final judge of such expediency. All decisions by the Board are made in the Board’s sole discretion and are final and binding on all persons having or claiming any interest in the Plan or in any Award.
(b)Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” mean the Board, a Committee or the officers referred to in Section 3(c), in the latter two cases to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers. The Board may revoke or amend the terms of a delegation under this Section 3(b) or under Section 3(c) at any time, but such action shall not invalidate any prior actions of the Board’s delegate or delegates that were consistent with the terms of the Plan.

(c)Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine. However, the Board shall fix the terms of such Awards to be granted by such officers (including the exercise price of such Awards, if any, which may include a formula by which the exercise price is determined) and the maximum number of shares subject to such Awards that the officers may grant, and no officer is authorized to grant such Awards to any (1) “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), (2) “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act), or (3) member of the Board.
4.Ordinary Shares Available for Awards; Plan Limits
(d)Number of Shares; Share Counting.
(1)Authorized Number of Ordinary Shares. Subject to adjustment under Section 9, the Company may make Awards under the Plan for up to a total of 3,500,000 ordinary shares, €0.01 nominal value per share, of the Company (the “Ordinary Shares”) plus the number of Ordinary Shares subject to awards granted under the 2016 Performance Equity Plan that expire or are terminated, surrendered, canceled, or forfeited as more specifically set forth in Section 4(a)(2)(B) below. The Company may grant Incentive Stock Options (as defined in Section 5(b)) under the Plan covering a maximum of 3,500,000 Ordinary Shares in the aggregate. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.
(2)Share Counting. For purposes of counting the number of shares available under the share limits specified in this Section 4(a), the following provisions apply:
(A)All Ordinary Shares covered by SARs are counted against the share limits specified in this Section 4(a), except that if the Company grants an SAR in tandem with an Option for the same number of Ordinary Shares and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, are so counted, and the expiration of one in connection with the other’s exercise does not restore shares to the Plan.
(B)If any Award or, after the Effective Date (as defined below), any award granted under the Company’s 2016 Performance Equity Plan (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of Ordinary Shares subject to such award being redeemed by the Company at the original issuance price pursuant to a contractual redemption right) or (ii) results in any Ordinary Shares not being issued (including as a result of an SAR that was settleable either in cash or in shares actually being settled in cash), the unused Ordinary Shares covered by such award are again available for the grant of Awards; for clarity, without limiting the foregoing, with respect to performance share unit awards under the 2016 Performance Equity Plan that are outstanding as of the Effective Date and that subsequently expire or are terminated, surrendered, canceled or forfeited in whole or in part, one Ordinary Shares for each unit subject to each such award becomes available for the grant of Awards under this Plan. However, in the case of Incentive Stock Options, the foregoing is subject to any limitations under the Code; in the case of the exercise of an SAR, the number of shares counted against the share limits specified in this Section 4(a) is the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise; and the shares covered by a Tandem SAR do not again become available for grant upon the expiration or termination of such Tandem SAR.

(C)Ordinary Shares that a Participant delivers to the Company (whether by actual delivery, attestation or net exercise) to (i) purchase Ordinary Shares upon the exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award or, after the Effective Date, any award granted under the Company’s 2016 Performance Equity Plan creating the tax obligation) are not added back to the number of shares available for the future grant of Awards.
(D)Ordinary Shares repurchased or redeemed by the Company on the open market using the proceeds from the exercise of an Award do not increase the number of shares available for future grant of Awards.
(a)Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof, on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards do not count against the overall share limit set forth in Section 4(a) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.
5.Share Options
(a)General. The Board may grant options to purchase Ordinary Shares (each, an “Option”) and shall determine the number of Ordinary Shares covered by each Option, the exercise price of each Option and such conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.
(b)Incentive Stock Options. An Option that is designated and qualified as an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) may be granted only to employees of Cimpress plc, any of the parent or subsidiary corporations of Cimpress plc as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, in each case as of the date of grant of the Option. An Option that is not designated, or does not qualify, as an Incentive Stock Option is a “Nonstatutory Share Option.” The Company has no liability to a Participant or any other party if an Option (or any part thereof) that is intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Share Option.
(c)Exercise Price. The Board shall establish the exercise price of each Option and specify the exercise price in the applicable Option agreement. The exercise price may not be less than 100% of the Fair Market Value per Ordinary Share on the date the Option is granted, unless the Board approves the grant of an Option with an exercise price to be determined on a future date, in which case the exercise price may not be less than 100% of the Fair Market Value on such future date. Notwithstanding the foregoing, Options may be granted with an exercise price per share that is less than 100% of the Fair Market Value on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. “Fair Market Value” means the fair market value of the Ordinary Shares determined in good faith by the Board, unless the Ordinary Shares are listed on a stock exchange or traded on an established market, in which case Fair Market Value shall be determined by reference to market quotations.
(d)Duration of Options. Each Option is exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Option agreement, except that no Option may have a term in excess of 10 years.

(e)Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of Ordinary Shares for which the Option is exercised. The Company shall deliver Ordinary Shares subject to the Option as soon as practicable after the Participant has fulfilled the requirements contained in the Option agreement and applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the Participant).
(f)Payment Upon Exercise. Ordinary Shares purchased upon the exercise of an Option granted under the Plan must be paid for as follows:
(1)in cash or by check, payable to the order of the Company;
(2)except as the applicable Option agreement may provide or the Board may approve in its sole discretion, by an arrangement that is acceptable to the Company with a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding;
(3)to the extent provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of Ordinary Shares owned by the Participant valued at their Fair Market Value, so long as (A) such method of payment is then permitted under applicable law, (B) the Participant owned such Ordinary Shares, if acquired directly from the Company, for such minimum period of time, if any, as the Board may establish in its discretion and (C) such Ordinary Shares are not subject to any redemption, forfeiture, unfulfilled vesting or other similar requirements;
(4)to the extent permitted by applicable law and provided for in the applicable Nonstatutory Share Option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (A) the number of shares underlying the portion of the Option being exercised, less (B) such number of shares as is equal to (i) the aggregate exercise price for the portion of the Option being exercised divided by (ii) the Fair Market Value on the date of exercise;
(5)to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine; or
(6)by any combination of the above permitted forms of payment.
(b)Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Ordinary Shares with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. To the extent that any Option exceeds this limit, it constitutes a Nonstatutory Share Option.
(c)Limitation on Repricing. Unless such action is approved by the Company’s shareholders, the Company may not (except as provided for under Section 9) (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option; (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(b)) covering the same or a different number of Ordinary Shares and having an exercise price per share lower than the then-current exercise price per share of the cancelled option; (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current Fair Market Value, other than pursuant to Section 9; or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market (“NASDAQ”).
6.Share Appreciation Rights
(g)General. The Board may grant Awards consisting of share appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Ordinary Shares or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of an Ordinary Share over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined is the exercise date.
(h)Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price may not be less than 100% of the Fair Market Value on the date the SAR is granted, unless the Board approves the grant of an SAR effective as of a future date, in which case the measurement price may not be less than 100% of the Fair Market Value on such future date.
(i)Duration of SARs. Each SAR is exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement, except that no SAR may have a term in excess of 10 years.
(j)Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.
(k)Limitation on Repricing. Unless such action is approved by the Company’s shareholders, the Company may not (except as provided for under Section 9) (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR; (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(b)) covering the same or a different number of Ordinary Shares and having an exercise or measurement price per share lower than the then-current measurement price per share of the cancelled SAR; (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current Fair Market Value, other than pursuant to Section 9; or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of NASDAQ.
7.Restricted Shares; Restricted Share Units
(a)General. The Board may grant Awards entitling recipients to acquire Ordinary Shares (“Restricted Shares”), subject to the right of the Company to redeem all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient if conditions specified by the Board in the applicable Award are not satisfied before the end of the applicable restriction period(s) established by the Board for such Award. The Board may also grant Awards consisting of restricted share units entitling the recipient to receive Ordinary Shares or cash to be delivered when such Award vests (“RSUs”) (Awards of Restricted Shares and RSUs are each referred to herein as a “Restricted Share Award”).

(b)Terms and Conditions for All Restricted Share Awards. The Board shall determine the terms and conditions of a Restricted Share Award, including the conditions for vesting and redemption (or forfeiture) and the issue price, if any. Upon the grant of Restricted Shares and payment of any applicable purchase price, a Participant has the rights of a shareholder with respect to the voting of the Restricted Shares and receipt of dividends, but any dividends paid by the Company during the vesting period will accrue and will not be paid to the Participant until and only to the extent the Restricted Shares vest.
(c)Additional Provisions Relating to RSUs.
(1)Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to RSUs, the Participant is entitled to receive from the Company the number of Ordinary Shares determined by the Board and set forth in the applicable Award agreement or (if so provided in the applicable Award agreement) an amount of cash equal to the Fair Market Value of the number of Ordinary Shares determined by the Board and set forth in the applicable Award agreement. The Board may, in its discretion, provide that settlement of RSUs be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Section 409A of the Code, if applicable.
(2)Voting Rights. A Participant has no voting rights with respect to any RSUs.
(3)Dividend Equivalents. The Award agreement for RSUs may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding Ordinary Shares (“Dividend Equivalents”). The Company may pay Dividend Equivalents currently or credit them to an account for the Participant, may settle Dividend Equivalents in cash and/or Ordinary Shares and may provide that the Dividend Equivalents are subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which they are paid, in each case to the extent provided in the Award agreement. Dividend Equivalents granted as a component of an Award of RSUs must provide that such Dividend Equivalents will be settled only upon settlement or payment of, or lapse of restrictions on, such RSUs, and that such Dividend Equivalents will expire or be forfeited or annulled under the same conditions as such RSUs.
8.Other Share-Based Awards
(a)General. The Company may grant to Participants hereunder other Awards of Ordinary Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Ordinary Shares or other property (“Other Share-Based-Awards”). Such Other Share-Based Awards are also available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. The Company may pay Other Share-Based Awards in Ordinary Shares or cash, as the Board determines.
(b)Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Share-Based Award, including any purchase price applicable thereto.
9.Adjustments for Changes in Ordinary Shares and Certain Other Events
(c)Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Ordinary Shares other than an ordinary cash dividend, the Company shall equitably adjust (or make substituted Awards, if applicable) in the manner determined by the Board (1) the number and class of securities available under the Plan, (2) the share counting rules and sublimits set forth in Section 4(a), (3) the number and class of securities and exercise price per share of each outstanding Option, (4) the share and per-share provisions and the measurement price of each outstanding SAR, (5) the number of shares subject to and the redemption price per share subject to each outstanding Restricted Share Award, and (6) the share and per-share-related provisions and the purchase price, if any, of each outstanding Other Share-Based Award. Without limiting the generality of the foregoing, if the Company effects a split of the Ordinary Shares by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend is entitled to receive, on the distribution date, the stock dividend with respect to the Ordinary Shares acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.
(d)Reorganization Events.
(1)Definition. A “Reorganization Event” means (A) any merger or consolidation of the Company with or into another entity as a result of which all of the Ordinary Shares of the Company are converted into or exchanged for the right to receive cash, securities or other property or are cancelled; (B) any transfer or disposition of all of the Ordinary Shares of the Company for cash, securities or other property pursuant to a share exchange or other transaction; (C) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity; (D) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company; or (E) any liquidation or dissolution of the Company.
(2)Consequences of a Reorganization Event on Awards Other than Restricted Shares.
(A)In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Shares on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that the acquiring or succeeding corporation (or an affiliate thereof) assume such Awards or substitute substantially equivalent awards; (ii) upon written notice to a Participant, provide that all of the Participant’s unexercised Awards will terminate immediately before the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period after the date of such notice; (iii) provide that outstanding Awards become exercisable, realizable, or deliverable, or restrictions applicable to an Award lapse, in whole or in part before or upon such Reorganization Event; (iv) in the event of a Reorganization Event under the terms of which holders of Ordinary Shares will receive upon consummation thereof a cash payment for each Ordinary Share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of Ordinary Shares subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately before such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award; (v) provide that, in connection with a liquidation or dissolution of the Company, Awards convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings); and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b)(2), the Board is not obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.
(B)Notwithstanding the terms of Section 9(b)(2)(A), in the case of outstanding RSUs that are subject to Section 409A of the Code: (i) if the applicable RSU agreement provides that the RSUs shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event,” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i), then no assumption or substitution is permitted pursuant to Section 9(b)(2)(A)(i) and the RSUs shall instead be settled in accordance with the terms of the applicable RSU agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 9(b)(2)(A) if such action is permitted or required by Section 409A of the Code. If the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the RSUs pursuant to clause (i) of Section 9(b)(2)(A), then the unvested RSUs terminate immediately before the consummation of the Reorganization Event without any payment in exchange therefor.
(C)For purposes of Section 9(b)(2)(A)(i), an Award (other than Restricted Shares) is considered assumed if, after consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each Ordinary Share subject to the Award immediately before the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Ordinary Shares for each Ordinary Share held immediately before the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Ordinary Shares); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding Ordinary Shares as a result of the Reorganization Event.
(1)Consequences of a Reorganization Event on Restricted Shares. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the redemption and other rights of the Company with respect to outstanding Restricted Shares inure to the benefit of the Company’s successor and, unless the Board determines otherwise, apply to the cash, securities or other property which the Ordinary Shares were converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Shares; provided, however, that the Board may provide for termination or deemed satisfaction of such redemption or other rights under the instrument evidencing any Restricted Shares or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Shares or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Shares then outstanding are automatically deemed terminated or satisfied.

10.General Provisions Applicable to Awards
(a)Transferability of Awards. The person who is granted an Award may not sell, assign, transfer, pledge or otherwise encumber such Award, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option and Awards that are subject to Section 409A of the Code, pursuant to a qualified domestic relations order. During the life of the Participant, only the Participant may exercise such Award. Notwithstanding the immediately preceding two sentences, the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant without consideration, subject to any limitations that the Board deems appropriate. The Company is not required to recognize any such permitted transfer until such time as such permitted transferee, as a condition to such transfer, delivers to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee is bound by all of the terms and conditions of the Award and the Plan. References to a Participant, to the extent relevant in the context, include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 10(a) is deemed to restrict a transfer to the Company.
(b)Documentation. Each Award is evidenced in such form (written, electronic or otherwise) as the Board determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.
(c)Board Discretion. Except as otherwise provided by the Plan, the Company may make each Award alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly. The Board may also use different methods to determine Fair Market Value depending on whether the Fair Market Value is in reference to the grant, exercise, vesting, settlement, or payout of an Award.
(d)Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant or the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award. “Designated Beneficiary” means (1) the beneficiary that a Participant designates, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (2) in the absence of an effective designation by a Participant, the Participant’s estate.
(e)Tax Withholding. The Participant must satisfy all applicable taxes, charges, levies or social insurance contributions required to be withheld in any jurisdiction before the Company will deliver Ordinary Shares or otherwise recognize ownership of Ordinary Shares under an Award. The Company may decide to satisfy the tax withholding obligations through additional withholding on salary, wages or other compensation or amounts owed to the Participant. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for tax withholding or have a broker tender to the Company cash equal to the tax withholding obligations. The Participant shall be accountable for any taxes, which are chargeable on any assessable income deriving from the grant, exercise, purchase, or vesting of, or other dealing in Awards or Ordinary Shares issued pursuant to an Award. The Company shall not become liable for any of the Participant’s taxes as a result of the Participant’s participation in the Plan. In respect of such assessable income, the Participant shall indemnify the Company which is or may be treated as the employer of the Participant in respect of the taxes. Pursuant to this indemnity, where necessary, the Participant shall make such arrangements as the Company requires to meet the cost of the tax withholding obligations. Payment of tax withholding obligations is due before the Company will issue any Ordinary Shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax withholding obligations in whole or in part by delivery (either by actual delivery or attestation) of Ordinary Shares, including Ordinary Shares retained from the Award creating the tax withholding obligation, valued at their Fair Market Value. If provided for in an Award or approved by the Board in its sole discretion, the Company may also require such tax withholding obligations to be satisfied, in whole or in part, by an arrangement whereby a certain number of Ordinary Shares issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the tax withholding obligations. However, except as otherwise provided by the Board, the total tax withholding where Ordinary Shares are being used or sold to satisfy such tax withholding obligations cannot exceed the Company’s maximum statutory withholding obligations, except that, to the extent that the Company is able to retain or cause the sale of Ordinary Shares having a Fair Market Value that exceeds the statutory maximum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory maximum withholding tax, the Company may retain or cause the sale of such number of Ordinary Shares (up to the number of Ordinary Shares having a Fair Market Value equal to the maximum individual statutory rate of tax) as the Company determines in its sole discretion to satisfy the tax withholding obligations associated with any Award. The Company (i) makes no representations or undertaking regarding the tax consequences to any Participant with respect to any Award and (ii) does not commit to structure the terms of the Award to reduce or eliminate the Participant’s liability for taxes.
(f)Amendment of Award. Except as otherwise provided in the Plan, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Share Option. The Participant’s consent to such action is required unless (1) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (2) the change is permitted under Section 9.
(g)Conditions on Delivery of Shares. The Company is not obligated to deliver any Ordinary Shares pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (1) all conditions of the Award have been met or removed to the satisfaction of the Company; (2) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations; and (3) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.
(h)Payment of Nominal Value. Notwithstanding any other provision of this Plan, no Ordinary Shares in the authorized but unissued share capital of the Company shall be issued in settlement of an Award unless they are paid-up, on issuance, to at least their nominal value. If the Board determines that an Award is to be settled by the issuance of authorized but unissued Shares, the Board may decide that the Shares so issued will be: (1) paid-up from the exercise price (if any); (2) otherwise paid-up by the Participant; (3) subject to applicable law, paid-up by the Company from distributable profits or other reserves which may be applied for that purpose; or (4) subject to applicable law, paid-up by a subsidiary of the Company or by another person.
(i)Acceleration. The Board may at any time provide that any Award becomes immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

11.Miscellaneous
(a)No Right To Employment or Other Status. No person has any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award may not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.
(b)No Rights As Shareholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary has any rights as a shareholder with respect to any Ordinary Shares to be distributed with respect to an Award until becoming the record holder of such shares.
(c)Effective Date and Term of Plan. The Plan becomes effective the date it is approved by the Company’s shareholders (the “Effective Date”). The Company shall not grant any Awards under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date. No grants of Incentive Stock Options may be made under the Plan after the expiration of 10 years from the date the Plan is approved by the Board.
(d)Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, except that (1) no amendment that would require shareholder approval under the rules of NASDAQ may be made effective until the Company’s shareholders approve such amendment, and (2) no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Sections 4(b) or 9), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan is effective until the Company’s shareholders approve such amendment. In addition, if at any time the approval of the Company’s shareholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) applies to, and is binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, so long as the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan.
(e)Determination of Participating Affiliates; Authorization of Sub-Plans (including for grants to non-U.S. employees). The Board has the authority to determine which of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code are covered by and eligible to participate in the Plan. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board may establish such sub-plans by adopting supplements to the Plan containing (1) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (2) such additional terms and conditions not otherwise inconsistent with the Plan as the Board deems necessary or desirable. All supplements adopted by the Board are deemed to be part of the Plan, but each supplement applies only to Participants within the affected jurisdiction and the Company is not required to provide copies of any supplement to Participants in any jurisdiction that is not the subject of such supplement.
(f)Compliance with Section 409A of the Code. Except as provided in individual Award agreements initially or by amendment, if and to the extent (1) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (2) the Participant is a “specified employee” as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit will not be paid before the earlier of six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) or the Participant’s death (the “New Payment Date”), except as Section 409A of the Code may then permit. The Company shall pay to the Participant in a lump sum on such New Payment Date the aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date, and the Company shall make any remaining payments on their original schedule. The Company makes no representation or warranty and has no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.
(g)Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company is liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor is any such individual personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company shall indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan is delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.
(h)Governing Law. The provisions of the Plan and all Awards made hereunder are governed by and interpreted in accordance with the laws of Ireland, excluding choice-of-law principles.
(i)Right to Repurchase Shares. To the extent any Award granted by the Company, whether prior to, or after, the Effective Time contains a contractual right on the part of the Company to repurchase Ordinary Shares, such right shall, for all purposes of the Companies Act 2014 of Ireland, as amended, constitute a right to redeem the Ordinary Shares (and any relevant Ordinary Shares which are issued subject to such a redemption right shall be issued as redeemable Ordinary Shares without further action on the part of the Board, any committee of the Board or any delegate of the Board).

Adopted by the Board on August 26, 2020 and by the Company’s shareholders on November 25, 2020